WARRANT NO. BB-1-


    THIS WARRANT AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN AND IN THE SERIES BB PREFERRED SHARE PURCHASE AGREEMENT, A COPY OF WHICH IS AVAILABLE FROM THE SECRETARY OF THE COMPANY.

    THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

    THE SALE OF THESE SECURITIES HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

    THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.


                                                  Void after September 30, 1998

                              CELLNET DATA SYSTEMS, INC.

              WARRANT TO PURCHASE UP TO 2- SHARES OF SERIES BB PREFERRED


                                   ----------

    THIS CERTIFIES THAT, for a maximum aggregate purchase price of 3-, 4- is entitled at any time prior to expiration of this Warrant to subscribe for and purchase up to 2- shares of the fully paid and nonassessable Series BB Preferred Stock of CellNet Data Systems, Inc., a California corporation (hereinafter called the "Company"), at the price of $4.75 per share (such price and such other price as shall result, from time to time, from the adjustments specified in paragraph 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the terms "Series BB Preferred" and "Shares" shall mean the Company's presently authorized Series BB Preferred Stock, and any stock into or for which such Series BB Preferred Stock may hereafter be converted or exchanged, and the term "Date of Grant" shall mean October 12, 1993.

    1.   TERM.

         This Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through September 30, 1998, provided, however that this Warrant must be either exercised or the Warrant terminates immediately before (i) the closing of a firmly underwritten initial public offering of the Company's securities or (ii) the merger or consolidation of the corporation into or with another corporation in which this corporation shall not survive and the shareholders of this corporation shall own less than 50% of the voting securities of the surviving corporation or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the corporation ("Merger or Consolidation"); provided the Company has given the holder of the Warrant at least fifteen (15) days written notice of such closing date.

    2.   METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

         (a) Subject to paragraph 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and (i) by the payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased, or (ii) on or after the date on which the Company's Common Stock becomes publicly traded or in conjunction with a Merger or Consolidation, by surrender of the right to receive upon exercise hereof a number of Shares equal to the value (as determined below) of the Shares with respect to which this Warrant is being exercised, in which case the number of shares to be issued to the Holder upon such exercise shall be computed using the following formula:

         X =  Y(A-B)
             -------
                A

Where:   X =  the number of shares of Common to be issued to the Holder.

         Y = the number of shares of Common with respect to which this Warrant is being exercised.

         A =  the fair market value of one share of Common.

         B =  Warrant Price.

              As used herein, the "fair market value of one share of Common" shall be determined as provided below.

              (i) In conjunction with a Merger or Consolidation, then the "fair market value of one share of Common" shall be the value received by the holders of the Company's Common Stock pursuant to such transaction for each share of Common Stock, and such purchase shall be effective upon the closing of such transaction, subject to the due, proper and prior surrender of this Warrant; or

              (ii) In conjunction with the initial underwritten public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, the "fair market value of one share of Common" shall be the price at which registered shares are sold to the public in such offering, and such purchase shall be effective upon the date of such offering, subject to the due, proper and prior surrender of this Warrant and the closing of the offering.

              (iii) Should such Merger or Consolidation or such offering not be consummated, the Company shall refund to the holder the Warrant Price and the Holder may exercise the purchase right represented by this Warrant, in whole or in part, at any time and from time to time during the remainder of its term.

         (b) In the event of any exercise of the purchase right represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof within thirty days of the effective date of such purchase and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such thirty day period. Upon the effective date of such purchase, the Holder shall be deemed to be the holder of record of the Shares, notwithstanding that Certificates representing the Shares shall not then be actually delivered to such Holder or that such Shares are not then set forth on the stock transfer books of the Company.

    3.   STOCK FULLY PAID; RESERVATION OF SHARES.

         All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series BB Preferred to provide for the exercise of the rights represented by this Warrant.

    4.   ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.

         The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a) RECLASSIFICATION OR MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company shall, as condition precedent to such transaction, execute a new Warrant or cause such successor or purchasing corporation, as the case may be, to execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Series BB Preferred theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Series BB Preferred. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

         (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Series BB Preferred, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

         (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Series BB Preferred payable in, or make any other distribution with respect to Series BB Preferred (except any distribution specifically provided for in the foregoing subparagraph (a) and (b)) of, Series BB Preferred then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Series BB Preferred outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Series BB Preferred outstanding immediately after such dividend or distribution.

         (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Shares of Series BB Preferred purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

    5.   NOTICE OF ADJUSTMENTS.

         Whenever any Warrant Price shall be adjusted pursuant to paragraph 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price or Prices after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

    6. NOTICE OF CERTAIN ACTIONS. In the event that this corporation shall propose at any time:

              (i) to declare any dividend or distribution upon any class or series of its stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

             (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

            (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

             (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its assets or property, or to liquidate, dissolve or wind up, whether voluntary or involuntary;

              (v) to amend or repeal any provision of, or add any provision to, the Company's Articles of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, Series BB Preferred or increase or decrease the number of shares of the Series BB Preferred authorized;

              (vi) to authorize or issue shares of any class or series of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series BB Preferred, or authorize or issue any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having preferences or priority as to dividends or assets superior to or on a parity with any such performance or priority of the Series BB Preferred;

             (vii) to reclassify any Common Stock or Series BB Preferred into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series BB Preferred;

then, in connection with each such event, this Company shall send to the holders of the Warrants:

                   (1) at least 10 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above;

                   (2)  in the case of the matters referred to in (iii) through
(vii) above, at least 10 days' prior written notice of the date for the determination of shareholders entitled to vote thereon (and specifying the date on which the holders of Common Stock shares shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and

                   (3) prompt notice of any material change in the terms of the transactions described in (i) through (vii) above.

    Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Warrants at the address for each such holder as shown on the books of this corporation.

    7.   FRACTIONAL SHARES.

         No fractional shares of Series BB Preferred will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

    8.   COMPLIANCE WITH SECURITIES ACT; NON-TRANSFERABILITY
         OF WARRANT; DISPOSITION OF SHARES OF SERIES BB PREFERRED.

         (A) COMPLIANCE WITH SECURITIES ACT. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Series BB Preferred to be issued upon exercise hereof are being acquired for investment and that he will not offer, sell or otherwise dispose of this Warrant or any shares of Series BB Preferred to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the holder hereof shall confirm in writing, in a form of Exhibit B, that the shares of Series BB Preferred so purchased are being acquired for investment and not with a view toward distribution or resale. In addition, the holder shall provide such additional information regarding such holder's financial and investment background as the Company may reasonably request. This Warrant and all shares of Series BB Preferred issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."


         (B) TRANSFERABILITY OF WARRANT. This Warrant may not be transferred or assigned in whole or in part without (i) the prior written consent of the Company and (ii) compliance with applicable federal and state securities laws; provided, however, that the Warrant may be transferred without the prior written consent of the Company in the following transactions:

              (i) A holder's transfer of the Warrant in whole or in part during such holder's lifetime or on death by will or intestacy to such holder's immediate family or to any custodian or trustee for the account of such holder or such holder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the holder making such transfer.

             (ii) A holder's transfer of the Warrant in whole or in part to the Company or to any shareholder of the Company.

            (iii) A holder's transfer of the Warrant in whole or in part to a person who, at the time of such transfer, is an officer or director of the Company.

             (iv) A holder's transfer of the Warrant in whole or in part pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate shareholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate shareholder.

              (v) A transfer by a holder which is a limited or general partnership to any or all of its partners or former partners or any professional employee (or entity of which such employees are the beneficiaries) of such partnership.

         (c) DISPOSITION OF SHARES OF SERIES BB PREFERRED. With respect to any offer, sale or other disposition of any shares of Series BB Preferred acquired pursuant to the exercise of this Warrant prior to registration of such shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such shares of Series BB Preferred and indicating whether or not under the Act certificates for such shares of Series BB Preferred to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act; provided, however, that no such opinion of counsel or no action letter shall be necessary for a transfer without consideration by a holder which is a partnership to a partner of such partnership, a retired partner of such partnership who retires after the date hereof or to the estate of any such partner or retired partner, so long as such transfer is made pursuant to the terms of the partnership agreement, or to the transfer by gift, will or intestate succession by any partner to his spouse or lineal descendants or ancestors or any trust for the benefit of any of the foregoing if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original holder hereunder. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of such shares of Series BB Preferred, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subparagraph (c) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made. Notwithstanding the foregoing, such shares of Series BB Preferred may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the shares of Series BB Preferred thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

    9.   RIGHTS OF SHAREHOLDERS.

         No holder of the Warrant or Warrants shall be entitled to vote or receive dividends or be deemed the holder of Series BB Preferred or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant or Warrants shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

    10.  REGISTRATION RIGHTS.

         The shares of Series BB Preferred obtained upon exercise of this Warrant shall have the registration rights set forth in the Shareholders Agreement between the Company and certain investors dated as of October 4, 1993, and, effective as of the Date of Grant, the term "Registrable Securities" as defined in the Agreement shall include the Common Stock issuable upon conversion of the Series BB Preferred obtained upon exercise of this Warrant.

    11.  GOVERNING LAW.

         The terms and conditions of this Warrant shall be governed by and construed in accordance with California law.

    12.  MISCELLANEOUS.

         The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

                             CELLNET DATA SYSTEMS, INC.


                             By:
                                  ------------------------------
                                  John M. Seidl
                                  President and CEO
December   , 1995
         --

                                      EXHIBIT A

                                  NOTICE OF EXERCISE


TO: CELLNET DATA SYSTEMS, INC.


    1. The undersigned hereby elects to purchase ___________ shares of Series BB Preferred Stock of Cellnet Data Systems, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

    2. Please issue a certificate or certificates representing said shares of Series BB Preferred Stock in the name of the undersigned or in such other name as is specified below:



                    ---------------------------------
                                (Name)


                    ---------------------------------


                    ---------------------------------
                             (Address)

    3. The undersigned represents that the aforesaid shares of Series BB Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Exhibit B.




                                   ------------------------------
                                          (Signature)



- ------------------------
       (Date)

                                      EXHIBIT B

                         INVESTMENT REPRESENTATION STATEMENT



PURCHASER  :  4-

COMPANY    :  CELLNET DATA SYSTEMS, INC.

SECURITY   :  SERIES BB PREFERRED STOCK

AMOUNT     :

DATE       :



In connection with the purchase of the above-listed securities and underlying Common Stock (the "Securities"), I, the Purchaser, represent to the Company the following:

         (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

         (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

         (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities except set forth in the Shareholders Agreement. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

         (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

         (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale.

         (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


                                  Signature of Purchaser:



                                   -------------------------------
                                  Date:                , 19
                                        ----------------    --